                                                                    EXHIBIT 10.2

                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT


The parties to this First Amendment to Credit Agreement, dated as of February 21, 1997, are UNIFI Communications, Inc. (formerly "Fax International, Inc.," a Delaware corporation (the "Borrower"), and SingTel (Netherlands Antilles) Pte
                           --------
N.V., a Netherlands Antilles corporation having its registered office at Pietermaai 15 Willemstad, Curacao, Netherlands Antilles ("SingTel N.V.").
                                                          ------------

The parties are parties to a Credit Agreement (the "Agreement") dated as of
                                                    ---------
April 10, 1995, and desire to amend the Agreement in the manner set forth herein. The parties accordingly agree as follows.

     1. The definitions of the terms "Conversion Shares", "Series H Preferred Stock" and "Series H Shares" in (S)1 of the Agreement are hereby deleted in their entirety.

     2. The definitions of the terms "Expiration Date" and "Final Maturity Date" in (S)1 of the Agreement are hereby amended to read in their entirety as follows:

          Expiration Date:  February 20, 1997
          ---------------

          Final Maturity Date:  The later to occur of (a) March 1, 2005 or (b)
          -------------------       -----              -                    -
          the Senior Note Payment Date; provided, that if the Senior Note
                                        --------
          Payment Date is prior to March 1, 2005, the Final Maturity Date shall be the date that is ninety one (91) days after the Senior
          Note Payment Date.

     3. The definition of the term "Margin" in (S)1 of the Agreement is hereby amended to read in its entirety as follows:

          Margin:  One percent (1%) per annum for the period commencing April
          ------
          10, 1995 and ending February 20, 1997, and three percent (3%) per annum for the period commencing February 21, 1997.

     4. Definitions of new terms "Offering Memorandum", "Senior Note Payment Date" and "Senior Notes" are hereby inserted in alphabetical order into (S)1 of the Agreement, such definitions to read in their entirety as follows:

          Offering Memorandum:  The Confidential Offering Memorandum of the
          -------------------
          Borrower dated February 14, 1997 relating to 175,000 Units Consisting of the Senior Notes and Warrants to purchase 4,816,818 shares of Common Stock of the Borrower.

          Senior Note Payment Date:  The earlier of the date on which (i) the
          ------------------------
          aggregate outstanding principal amount of the Senior Notes is reduced to zero ($0), (ii) on which the Senior Notes have been defeased, redeemed or repurchased in whole by the Borrower or any of its subsidiaries, or (iii) on which the Borrower's obligations in respect of the Senior Notes are otherwise deemed to have been satisfied in full.

          Senior Notes: US$175,000,000 in 14% Senior Notes due 2004 of the
          ------------
          Borrower issued pursuant to the Indenture dated as of February 21, 1997 between the Borrower and Fleet National Bank, as trustee (the "Trustee") and any notes exchanged therefor in a registered exchange offering for such notes, and any amendments to any such notes, including without limitation amendments to extend the maturity thereof; provided, that any such amendments shall apply to the entire principal amount (but not less than the entire principal amount) of such notes originally issued.

     5. (S)2.2 of the Agreement is hereby amended by modifying the second sentence thereof to read in its entirety as follows:

          Until the Senior Note Payment Date, interest on each Loan shall be added to the principal amount of the Loan (without current payment), in arrears quarterly on each March 31, June 30, September 30, and
          December 31 and on such date (provided, that such interest added to
                                        --------
          principal shall not be counted toward determining whether the Borrower has reached the Borrowing Limit).

     6. The third sentence of (S)2.3 of the Agreement is hereby amended to read in its entirety as follows:

          The Borrower may elect at any time and from time to time to prepay the outstanding principal of all or any part of any Loan, without premium or penalty, in a minimum amount of U.S.$500,000 and in an integral multiple (taking into account for this purpose only the original principal amount of such Loan, and not any interest added to principal under (S)2.2) thereof.

     7. (S)2.4 of the Agreement is hereby amended to read in its entirety as follows:

          (S)2.4  Status of Indebtedness.  The obligation of the Borrower to pay
                  ----------------------
          principal, interest, and any other sums payable under the Loan Documents will rank at least pari passu with all other unsecured senior indebtedness in respect of borrowed money of the Borrower other than the Senior Notes, but shall be subordinated to the Senior Notes as and in the manner set forth on Annex C attached hereto and
                                            -------
          incorporated herein by reference.

     8.   (S)3 of the Agreement is hereby deleted in its entirety.

     9.   (S)7.2(b) of the Agreement is hereby deleted in its entirety.

     10. (S)8(e) of the Agreement is hereby amended by inserting the following after the words "Series G Convertible Preferred Stock Purchase Agreement dated as of the date hereof":

          as amended by (i) a letter agreement dated February 5, 1997, and (ii) a Second Amendment to Series G Convertible Preferred Stock Purchase Agreement dated as of February 21, 1997.

     11. (S)8(1) of the Agreement is hereby amended to read in its entirety as follows:

          the Borrower or any of its Subsidiaries shall be unable to pay its debts, other than Senior Indebtedness (as that term is defined in

          Annex C attached hereto), as they mature;
          -------

     12.  Annex A to the Agreement is hereby amended to read in its entirety as
          -------
set forth in Annex A attached hereto.
             -------

     13.  Annex B to the Agreement is hereby deleted in its entirety.
          -------

     14.  A new Annex C is hereby attached to the Agreement, such Annex C to
                -------                                           -------
read in its entirety as set forth in Annex C attached hereto.
                                     -------

     15. Except as amended hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this First Amendment to Credit Agreement has been executed by the parties hereto as of the date first set forth above.

UNIFI COMMUNICATIONS, INC.               SINGTEL (NETHERLANDS ANTILLES) PTE
                                         N.V.

By:    /s/ Paula Litscher               By: /s/ Chua-Lo Yim Kew
   -----------------------                  -----------------------
Name:   Paula Litscher                  Name:
Title:  Vice President of Finance       Title:

                                    Annex C
                                    -------

     "Indenture" means the Indenture dated as of February 21, 1997, between the
      ---------
Borrower and Fleet National Bank, as trustee (the "Trustee").

     "Senior Indebtedness" means the Senior Notes (including without limitation
      -------------------
any amendments thereto and any extensions thereof, but excluding any extensions applied other than on a pro rata basis with respect to the entire original principal amount of the Senior Notes), all principal, accreted value, interest or premium, if any, thereon, all charges, fees and expenses in connection therewith, and all interest accruing thereon during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed thereunder.

     "Subordinated Indebtedness" means all Loans, interest, and premium, if any,
      -------------------------
thereon and any other sums payable by the Borrower under the Loan Documents.

     1.   Payment Over of Proceeds upon Dissolution, etc.
          ----------------------------------------------

     In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Borrower or any of its subsidiaries or its or their respective assets, or (b) any liquidation, dissolution or other winding-up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Borrower or any of its subsidiaries, then and in any such event:

          (i) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all Senior Indebtedness, or provision satisfactory to the holders of Senior Indebtedness shall be made for such payment, before the holders of the Subordinated Indebtedness are entitled to receive directly or indirectly any payment or distribution of any kind or character on account of principal of, premium, if any, or interest on, or any other amounts in respect of, the Subordinated Indebtedness; and

          (ii) any payment or distribution of assets of the Borrower or its subsidiaries of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of the Subordinated Indebtedness would be entitled but for these provisions shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or the Trustee or Representatives or to the trustee under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or, as acceptable to the holders of Senior lndebtedness, in any other manner, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (iii) in the event that, notwithstanding the foregoing provisions, any holder of any Subordinated Indebtedness shall have received any payment or distribution of assets of the Borrower or any of its subsidiaries of any kind or character, whether in cash, property or securities, in respect of principal of, premium, if any, or interest on, or any other amounts in respect of, the Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash or, as acceptable to the holders of Senior Indebtedness, in any other manner, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Borrower or any of its subsidiaries for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or, as acceptable to the holders of Senior Indebtedness, in any other manner, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     The consolidation of the Borrower with, or the merger of the Borrower into, another person or the liquidation or dissolution of the Borrower following the conveyance or transfer of its properties and assets substantially as an entirety to another person shall not be deemed a liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, or marshalling of assets and liabilities of the Borrower for the purposes of this Section;

provided that the applicable terms of the Indenture with respect to the
--------
applicable transaction have been complied with in full.

     2.   Suspension of Payment When Senior Indebtedness in Default.
          ---------------------------------------------------------

          (i) Upon the occurrence of a default in the payment when due (after giving effect to any grace period) of principal, premium, if any, or interest on, or any other amounts in respect of, any Senior Indebtedness (a "Payment Default"), no payment or distribution of any assets of the
      ---------------
     Borrower or any of its subsidiaries of any kind or character shall be made by or on behalf of the Borrower on account of principal of, premium, if any, or interest on, or any other amounts in respect of, the Subordinated Indebtedness or on account of the purchase, redemption or other acquisition of any Subordinated Indebtedness unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness as to which such Payment Default relates shall have been discharged or paid in full in cash, after which the Borrower shall resume making any and all required payments in respect of the Subordinated Indebtedness, including any missed payments.

          (ii) Upon the occurrence of a default (other than a Payment Default) with respect to any term or provision of any Senior Indebtedness (a "Non-
                                                                          ---
     Payment Default") and upon the earlier to occur of (a) the fifth day
     ---------------
     following receipt by the Borrower from a Trustee of written notice of such occurrence (a "Payment Blockage Notice"), or (b) if such Non-Payment
                    -----------------------
     Default results from acceleration of the Subordinated Indebtedness, the date of such acceleration, no payment or distribution of any assets of the Borrower or any of its subsidiaries of any kind or character shall be made by or on behalf of the Borrower on account of principal of, premium, if any, or interest on, or any other amounts in respect of, the Subordinated Indebtedness or on account of the purchase, redemption or other acquisition of Subordinated Indebtedness for a period ("Payment Blockage Period")
                                                 -----------------------
     commencing on the date of receipt by the Borrower of such notice or the date of acceleration referred to above, as the case may be, unless and until the earliest to occur of the following events: (x) such non-payment default shall have been cured or waived or shall have ceased to exist, (y) such Senior Indebtedness shall have been discharged or paid in full in cash or (z) such Payment Blockage Period shall have been terminated by written notice to the Borrower from the Trustee initiating such Payment Blockage Period, after which, in each case, the Borrower shall resume making any and all required payments in respect of the Subordinated Indebtedness, including any missed payments.

          (iii) In the event that, notwithstanding the foregoing, any holder of any Subordinated Indebtedness shall have received any payment prohibited by the foregoing provisions of this Section 2, then and in such event such payment shall be paid over and delivered forthwith to the

     Trustee or as a court of competent jurisdiction shall direct for application to the payment of any due and unpaid Senior Indebtedness, to the extent necessary to pay all such due and unpaid Senior Indebtedness in cash, after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

     3.   Subrogation to Rights of Holders of Senior Indebtedness.
          -------------------------------------------------------

     Upon the payment in full in cash of all Senior Indebtedness, the holders of the Subordinated Indebtedness shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Subordinated Indebtedness shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the holders of the Subordinated Indebtedness would be entitled except for these provisions, and no payments over pursuant to these provisions to the holders of Senior Indebtedness by holders of the Subordinated Indebtedness shall, as among the Borrower, its creditors other than holders of Senior Indebtedness, and the holders of the Subordinated Indebtedness, be deemed to be a payment or distribution by the Borrower to or on account of the Senior Indebtedness.

     If any payment or distribution to which the holders of Subordinated Indebtedness would otherwise have been entitled but for these provisions shall have been applied, pursuant to these provisions, to the payment of all amounts payable under the Senior Indebtedness of the Borrower, then and in such case the holders of Subordinated Indebtedness shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in cash in full.

     4.   No Waiver of Subordination Provisions.
          -------------------------------------

          (i) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Borrower with the terms, provisions and covenants as described herein, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (ii) Without limiting the generality of Section 4(i), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Subordinated Indebtedness, without incurring responsibility to the holders of the Subordinated Indebtedness and without impairing or releasing the subordination provided herein or the obligations hereunder of the holders of the Subordinated Indebtedness to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding, provided such change, extension, renewal or alteration is applied on a pro rata basis with respect to the entire original principal amount of the Senior Notes; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Borrower and any other person.

     5.   Provisions Solely Define Relative Rights.  The provisions of this
          ----------------------------------------
Annex C are and are intended solely for the purpose of defining the relative rights of the holders of Subordinated Indebtedness on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Annex C or elsewhere in the Loan Documents is intended to or shall (a) impair, as among the Borrower, its creditors other than holders of Senior Indebtedness and the holders of Subordinated Indebtedness, the obligation of the Company, which ranks equally with all other general obligations of the Borrower, to pay to the holders of Subordinated Indebtedness the principal of (and premium, if any) and interest on Subordinated Indebtedness as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Borrower of the holders of Subordinated Indebtedness and creditors of the Borrower other than the holders of Senior Indebtedness; or (c) prevent the holder of any Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law and the Loan Documents upon default under the Loan Documents, including to accelerate the maturity of any Subordinated Indebtedness.

     6.   Waiver and Amendment.  The observance of any term or provision of this
          --------------------
Annex C may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) only upon the written consent of holders of not less than fifty one percent (51%) of the then outstanding principal amount of Senior Indebtedness, and any term or provision of this Annex C may be amended only by a writing signed by the Borrower, holders of not less than fifty one percent (51%) of the then-outstanding principal amount of Senior Indebtedness, and holders of not less than fifty one percent (51%) of the then-outstanding principal amount of Subordinated Indebtedness; provided, that no such waiver or amendment shall reduce the percentage of outstanding principal amount of Senior Indebtedness or Subordinated Indebtedness the holders of which are required to consent to any waiver or amendment without the consent of the holders of all of such outstanding principal amount of such Senior Indebtedness or Subordinated Indebtedness. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of Senior Indebtedness or Subordinated Indebtedness, each future holder of such securities, and the Borrower. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the record holders of the Senior Indebtedness and Subordinated Indebtedness who have not previously consented thereto in writing.